Exhibit 10.3

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (the “Amendment”) is made as of this 5th day of May, 2015, by and among SL INDUSTRIES, INC., a Delaware corporation, and each of the entities listed as a Borrower on the signature pages hereto (collectively, “Borrowers” and each is individually referred to as a “Borrower”), each of the entities listed as a GUARANTOR on the signature pages hereto (collectively “Guarantors” and each is individually referred to as a “Guarantor”, and collectively with the Borrowers, the “Loan Parties”) the financial institutions which are now or which hereafter become a party hereto as lenders (collectively, the “Lenders” and each is individually referred to as a “Lender”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”) and in its capacity as a Lender.

BACKGROUND

A. On August 9, 2012, Borrowers, Guarantors, Lenders and Administrative Agent entered into a Credit Agreement to reflect certain financing arrangements between the parties thereto (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”). The Credit Agreement and all other documents, instruments, and agreements executed in connection therewith are collectively referred to herein as the “Existing Financing Agreements.” All capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

B. The Borrowers have informed Administrative Agent and Lenders that a direct or indirect wholly owned subsidiary of SL Industries, Inc. seeks to acquire the Equity Interests of a certain foreign company identified to Administrative Agent in that certain letter of intent delivered by Borrowers to Administrative Agent (the “Letter of Intent”) dated April 29, 2015 (the “Proposed Acquisition”). The Proposed Acquisition would otherwise constitute a Permitted Acquisition except that the purchase price may exceed the amount of total costs and liabilities permitted for any individual acquisition involving a foreign Subsidiary.

C. Additionally, Borrowers have informed Administrative Agent and Lenders that Teal Electronics Corporation (“Teal”) seeks to enter into an agreement (the “Discount Agreement”) with a certain receivables purchaser to be identified and to be acceptable to Administrative Agent (the “IR Purchaser”), pursuant to which Teal may, from time to time, offer to sell to IR Purchaser, and IR Purchaser will purchase from Teal, accounts receivable owed to Teal by a certain customer of Teal (the “IR Customer”) and certain of IR Customer’s permitted affiliates (such receivables, the “IR Customer Receivables”) pursuant to the terms set forth in the Discount Agreement. In connection therewith, IR Purchaser may from time to time file a financing statement relative only to the IR Customer Receivables sold by Teal to IR Purchaser pursuant to the Discount Agreement to complete true sale requirements (the “IRP Liens”).

D. The Borrowers have requested that Administrative Agent and Lenders (i) consent to the Acquisition, (ii) amend certain terms and provisions contained in the Credit Agreement to permit the sale of the IR Customer Receivables pursuant to the Discount Agreement and to permit the IRP Liens, and (iii) amend certain other terms and provisions contained in the Credit Agreement, in each case subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Consent.

(a) In reliance upon the documentation and information provided to Administrative Agent and subject to the terms hereof, and notwithstanding anything to the contrary contained in Section 2.8 [Use of Proceeds], 8.2.4 [Loans and Investments], or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement, Administrative Agent and Lenders hereby consent upon the receipt by Administrative Agent of a fully executed version of this Amendment, and subject to the other terms and conditions set forth herein, to the Proposed Acquisition, so long as each of the conditions of a Permitted Acquisition are otherwise satisfied (except the condition set forth in clause (a)(iii) of the definition thereof) and so long as it is consistent with the Letter of Intent. In connection with the consent provided above, Sections 2.8 [Use of Proceeds], 8.2.4 [Loans and Investments] and 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement shall be deemed amended to allow for (x) the Proposed Acquisition as described herein and (y) the use of the proceeds of the Revolving Credit Loans in connection therewith. For avoidance of doubt, Borrowers shall deliver to Administrative Agent all documentation required under the Credit Agreement corresponding to such Proposed Acquisition evidencing that the Proposed Acquisition is a Permitted Acquisition and that each condition other than with respect to the purchase price as required in clause (a)(iii) of such definition have been satisfied.

(b) This consent shall be effective only as to the items set forth in the preceding paragraph. This consent shall not be deemed to constitute a consent to the breach by Loan Parties of any covenants or agreements contained in any Existing Financing Agreement with respect to any other transaction or matter. Loan Parties agree that the consents set forth in the preceding paragraph (a) shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of any Existing Financing Agreement, or (ii) to prejudice any right or remedy that Administrative Agent or Lenders may now have or may in the future have under or in connection with any Existing Financing Agreement other than with respect to the matters for which the consent in the preceding paragraph (a) has been provided. Other than as described in this Amendment, the consents described in the preceding paragraph (a) shall not alter, affect, release or prejudice in any way any Obligations under the Existing Financing Agreements. This consent shall not be construed as establishing a course of conduct on the part of Administrative Agent or Lenders upon which the Borrower may rely at any time in the future. Borrower expressly waives any right to assert any claim to such effect at any time.

(c) Notwithstanding the foregoing, in the event the Proposed Acquisition is not completed on or before September 30, 2015 (unless such date is extended by Administrative Agent in writing in its discretion) (the “Termination Date”), the consent set forth in clause (a) above shall cease to be effective on the day immediately following the Termination Date.

2. Amendments. Upon the effectiveness of this Amendment, the Credit Agreement shall be amended as follows:

(a) Definition. The definition of “Permitted Liens” contained in Section 1.1 of the Credit Agreement shall be amended by deleting the “and” after clause (x), deleting the “and” after clause (xi), replacing “.” after clause (xii)(4) with “; and” and adding the following clause (xiii) to the end of such definition:

(xii) Liens in favor of IR Purchaser solely in the Specified Discount Accounts sold by the Borrower to IR Purchaser in accordance with Section 8.2.7(vii) [Disposition of Assets or Subsidiaries].

(b) New Definitions. Section 1.1 of the Credit Agreement shall be amended by adding the following defined terms:

Discount Agreement shall mean that certain agreement among IR Purchaser and Teal Electronics Corporation, in form and substance satisfactory to Administrative Agent, as amended, restated, supplemented, or otherwise modified from time to time with the consent of Administrative Agent.

IR Purchaser shall mean that certain entity identified as such to, and acceptable to, Administrative Agent.

Specified Discount Accounts shall mean those specific Accounts identified to Administrative Agent, owing by IR Customer to the Borrower which are sold by Teal Electronics Corporation to IR Purchaser pursuant to the Discount Agreement, in accordance with Section 8.2.7(vii) [Disposition of Assets or Subsidiaries].

IR Customer shall mean that certain entity identified as such to, and acceptable to, Administrative Agent.

(c) Use of Proceeds. Section 2.8 of the Credit Agreement shall be amended and restated in its entirety as follows:

2.8 Use of Proceeds. The proceeds of the Loans shall be used for refinancing existing Indebtedness of Borrower, to provide for the working capital needs of Borrower and reimbursement of letters of credit, to fund Permitted Recapitalization Distributions, and to fund Permitted Acquisitions.

(d) Dispositions of Assets or Subsidiaries. Section 8.2.7 of the Credit Agreement shall be amended by deleting the “or” at the end of clause (v) and replacing “.” at the end of clause (vi) with “; or” and adding the following clause (vii) to the end of such section:

(vii) sales of Specified Discount Accounts, so long as the following terms and conditions are satisfied: (A) the aggregate face amount of Specified Discount Accounts which may be sold by the Borrower shall not exceed $3,000,000 during any fiscal year; (B) any sale or transfer of Specified Discount Accounts shall be without any recourse, offset or claim of any kind or nature to or against any Loan Party, the Administrative Agent or any Lender; (C) no Potential Default or Event of Default shall exist at the time of such sale, unless otherwise consented to by Administrative Agent; and (D) the documentation relating to such sales is satisfactory to Administrative Agent in its reasonable discretion.

3. Representations and Warranties. Each Loan Party hereby:

(a) reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Existing Financing Agreements (as modified in connection herewith) and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b) reaffirms all of the covenants contained in the Credit Agreement, and covenants to abide thereby until all Loans, Obligations and other liabilities of Loan Parties to Administrative Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Administrative Agent and Lenders;

(c) represents and warrants that no Potential Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that since December 31, 2014, no event or development has occurred which has had or is reasonably likely to have a Material Adverse Change;

(e) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment and all related agreements, instruments, and documents to which such Loan Party is a party, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment and any related agreements, instruments or documents on its behalf were similarly authorized and empowered, and that neither this Amendment or any related agreements, instruments, or documents contravenes any provisions of its Articles of Incorporation or Certificate of Formation, as applicable and Bylaws or Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(f) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered by such Loan Party in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

4. Security Interest. As security for the payment and performance of the Obligations, and satisfaction by the Loan Parties of all covenants and undertakings contained in the Credit Agreement, the Loan Documents and the Existing Financing Agreements (as modified in connection herewith), each of the Loan Parties reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Administrative Agent, for its benefit and the ratable benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

5. Confirmation of Indebtedness. Loan Parties confirm and acknowledge that as of the close of business on May 5, 2015 Borrowers were indebted to Administrative Agent and Lenders under the Credit Agreement in the aggregate principal amount of (i) $6,879,000, comprised of zero of outstanding Revolving Credit Loans and $456,000 for issued and outstanding Letters of Credit and (ii) $6,423,000 under the DOJ/EPA Letter of Credit, in each case without any deduction, defense, setoff, claim or counterclaim, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Loan Documents.

6. Acknowledgment of Guarantors. Each Guarantor hereby covenants and agrees that the Continuing Agreement of Guaranty and Suretyship dated August 9, 2012, as amended, restated, supplemented and otherwise modified from time to time, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers and each other Guarantor to Administrative Agent and Lenders under the Credit Agreement and the other Loan Documents.

7. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the satisfaction of each of the following conditions (all documents to be in form and substance reasonably satisfactory to Administrative Agent and Administrative Agent’s counsel):

(a) Administrative Agent shall have received this Amendment duly executed by Lenders and all Loan Parties;

(b) Loan Parties shall have paid or reimbursed Administrative Agent for its reasonable attorneys’ fees and expenses as required under the Credit Agreement, including those in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto;

(c) Administrative Agent shall have received an executed version of the Discount Agreement; and

(d) Execution and/or delivery of all other agreements, instruments and documents requested by Administrative Agent to effectuate and implement the terms hereof.

8. Reaffirmation of Existing Financing Agreements. Except as expressly modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all other of the Existing Financing Agreements (except as otherwise modified in connection herewith), are hereby reaffirmed and shall continue in full force and effect as therein written.

9. Release. As further consideration for Administrative Agent’s and Lenders’ agreement to grant the accommodations set forth herein, each Borrower and each Guarantor hereby waives and releases and forever discharges Administrative Agent and Lenders and their respective officers, directors, attorneys, agents and employees (the “Released Parties”) from any liability, damage, claim, loss or expense of any kind that Borrowers, Guarantors, or any of them, may have against Released Parties, or any of them, arising out of or relating to the Obligations, this Amendment or the Loan Documents.

10. Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e) This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission shall bind the parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	SL INDUSTRIES, INC.

	By:	/s/ Louis J. Belardi
	Name:	Louis J. Belardi
	Title:	CFO, Secretary & Treasurer

SL DELAWARE, INC.
SL DELAWARE HOLDINGS, INC.
TEAL ELECTRONICS CORPORATION
SL MONTEVIDEO TECHNOLOGY, INC.
SL SURFACE TECHNOLOGIES, INC.
CEDAR CORPORATION
MTE CORPORATION
MEX HOLDINGS LLC
SL POWER ELECTRONICS CORPORATION
SLGC HOLDINGS, INC.
SLMTI DS LLC

	By:	/s/ Louis J. Belardi
	Name:	Louis J. Belardi
	Title:	Authorized Officer

GUARANTORS:		SL POWER ELECTRONICS LTD.
INDUSTRIAS SL, S.A. DE C.V.
CONDOR POWER SUPPLIES DE MEXICO, S.A. DE C.V.
SL XIANGHE POWER ELECTRONICS CORP.
SL SHANGHAI POWER ELECTRONICS CORP.
SL SHANGHAI INTERNATIONAL TRADING CORP.
CEDRO DE MEXICO, S.A. DE C.V.
TPE DE MEXICO, S. DE R.L. DE C.V.

	By:	/s/ Louis J. Belardi
	Name:	Louis J. Belardi
	Title:	Authorized Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

	By:	/s/ Bryan Flory
	Name:	Bryan Flory
	Title:	Assistant Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]